SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 23, 2000



                                Gottschalks Inc.
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)



      Delaware                          1-09100               77-0159791
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(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
   Of Incorporation)                                        Identification No.)



7 River Park Place East, Fresno, California            93720
_____________________________________________________________________
 (Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number including area code: (559) 434-4800


      Not Applicable
_____________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)




Item 5.   Other Events

On February 24, 2000, Gottschalks Inc. issued a press release announcing (1) record sales and earnings for fiscal 1999, and (2) the initiation of a stock repurchase program. With respect to the stock repurchase program, the press release stated the following:

     The Company's Board of Directors has authorized the Company to repurchase up to $2.0 million of Gottschalks' common stock over the next 12 months. Under this authorization, which is effective immediately, the Company may purchase shares from time to time in the open market or in private transactions, depending on market price and other considerations. The repurchases will be funded from working capital. Any shares repurchased initially will be held as treasury shares and may be used in connection with the Company's stock option program and for other general corporate purposes, including acquisitions.



      Pursuant  to  the  requirements of the Securities  Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

                                   GOTTSCHALKS INC.


                              By: /s/   Michael S. Geele
                                        Senior Vice President
                                        Chief Financial Officer




DATED:    March 1, 2000